EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-219265) on Form S-8 of our report dated July 13, 2017, which appears in this annual report on Form 11-K of the Sunshine Bank Employee Savings Plan for the year ended December 31, 2016.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
July 13, 2017